UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2025

TALOS ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 328-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Joseph A. Mills as Interim Chief Executive Officer, President and Director

On January 5, 2025, Mr. Joseph A. Mills informed the Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) that he was resigning from his position as Interim Chief Executive Officer and President and as a member of the Board, effective immediately. Mr. Mills has indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company or any member of the Board or senior management team on any matter relating to the Company’s operations, policies or practices.

In conjunction with his departure, Mr. Mills is not entitled to any additional benefits or compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements. In connection with his resignation, Mr. Mills forfeited all unvested restricted stock units which he was granted as a member of the Board.

Office of the Interim Chief Executive Officer; Appointment of Interim Co-Presidents, Interim Chief Executive Officer and Principal Executive Officer

In connection with and following Mr. Mills’ resignation, effective as of January 6, 2025 (the “Effective Date”), the Board created an Office of the Interim Chief Executive Officer (the “Office of the Interim CEO”) and appointed the following three senior executives to serve, in addition to their existing roles, as interim Co-Presidents and as members of the Office of the Interim CEO: (i) Mr. William S. Moss, III, Executive Vice President, General Counsel and Secretary of the Company; (ii) Mr. Sergio L. Maiworm, Jr., Executive Vice President and Chief Financial Officer of the Company; and (iii) Mr. John B. Spath, Executive Vice President and Head of Operations of the Company (such appointees collectively, the “Members”). Each Member is serving individually as Interim Co-President, managing the function of the Office of the Interim CEO, and serving at the discretion of the Board until the earlier of (a) the effective start date of a permanent Chief Executive Officer and (b) with respect to each such Member, such Member’s successor has been duly appointed and qualified or until his death, disability, resignation or removal.

The Office of the Interim CEO will perform the duties and responsibilities of the role of the Chief Executive Officer on an interim basis while the search for a permanent Chief Executive Officer is concluded by the Board, with Mr. Moss designated as interim Chief Executive Officer and the principal executive officer of the Company. The Office of the Interim CEO will report to the Board until its dissolution upon the appointment of a permanent Chief Executive Officer.

Biographical information regarding each Member is incorporated into this Item 5.02 by reference herein to the section entitled “Our Executive Officers” of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 17, 2024 (the “Proxy Statement”). None of Messrs. Moss, Maiworm, or Spath have any family relationships with any of the Company’s executive officers or directors, nor are any of them a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing Mr. Mills’ resignation and reaffirming its 2024 full year production guidance issued on November 11, 2024. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated January 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Interim Chief Executive Officer and Co-President, Executive Vice President, General Counsel and Secretary